EXHIBIT 99.1

Business Update

September 2, 2004

•	Management now anticipates that third quarter revenues will be approximately equal to second quarter revenues of $269 million.

•	The roll out of the company’s Stratix® II and MAX® II families continues smoothly, and the company anticipates strong growth in the quarter from its Stratix and Cyclone™ device families, which lead the industry at the 0.13-micron process node.

Forward-Looking Statements

This business update contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements are subject to many uncertainties and risks related to the company’s operations and business environment. The risks that the company faces may cause actual results to be materially different from any future results expressed or implied by such forward-looking statements. These risks are discussed further in the company’s SEC filings which are available from the company without charge. Forward-looking statements are made as of the date of this update and, except as required by law, the company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.